Execution Version

Contribution AGREEMENT

This Contribution Agreement (this “Agreement”), dated as of March 6, 2025 (the “Effective Date”), is made by and between ContextLogic Holdings, LLC, a Delaware limited liability company (the “Company”) and ContextLogic Inc., a Delaware corporation (the “Parent”). Capitalized terms used but not herein defined shall have the meanings given to them in that certain Amended and Restated Investment Agreement, dated as of March 6, 2025, by and among the Parent, the Company and BCP Special Opportunities Fund III Originations LP (the “Investment Agreement”).

Recitals

WHEREAS, the Parent desires to contribute to the Company, and the Company desires to accept, $141,702,000.00 of its Cash and Cash Equivalents as of the Effective Date (the “Parent Contribution”), and, in consideration of the Parent Contribution, the Company desires to issue 26,322,115.38 common units of the Company (the “Common Units”) to the Parent on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the covenants herein contained, the parties agree as follows:

Section 1.
Issuance of Common Units.
(a)
The Parent hereby contributes and delivers to the Company, and the Company hereby accepts, the Parent Contribution, free and clear of any and all liens and encumbrances, and, in exchange therefor, the Company hereby issues to the Parent, and the Parent hereby accepts, the Common Units, free and clear of any and all liens and encumbrances (other than liens and encumbrances created by the LLC Agreement or restrictions imposed on transfer under applicable federal and state securities Laws and regulations).
(b)
To the extent the Parent holds any Cash or Cash Equivalents that are subject to any liens or encumbrances and cannot be transferred to the Company as part of the Parent Contribution on the Effective Date, Parent shall contribute the full amount of such Cash and Cash Equivalents to the Company as soon as such liens or encumbrances are released and such Cash and Cash Equivalents are available for transfer to the Company. The parties acknowledge and agree that the Parent currently expects to contribute approximately $4,300,000 dollars to the Company upon its release on or about April 1, 2025 and an incremental $700,000 to the Company on or about September 1, 2025, for an aggregate incremental contribution to the Company of $5,000,000 pursuant to this Section 1(b).
(c)
The Parent hereby acknowledges and agrees that (a) the Common Units held by it shall be subject to the terms and conditions of Company’s Amended and Restated Limited Liability Company Agreement, dated as of the date hereof (as in effect from time to time, the “LLC Agreement”), (b) the Parent has been provided a copy of the LLC Agreement and shall be required to become a party to and bound by the LLC Agreement as part of and as a condition to its receipt of any Common Units hereunder or under the Investment Agreement, and (c) the Parent shall sign the LLC Agreement on the date hereof.

Section 2.
Representations and Warranties of the Company.
(d)
The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite limited liability company power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder, including the issuance of the Common Units to the Parent. The execution, delivery and performance of this Agreement by the Company has been duly and validly approved by all requisite limited liability company action, and no other limited liability company act or proceeding on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.
(e)
Neither the execution and delivery of this Agreement nor the issuance of the Common Units will (i) contravene, conflict with, or result in a violation or default under any provision of the organizational documents of the Company, (ii) contravene, conflict with, or result in a violation of or default under any Law to which the Company may be subject or (iii) violate or conflict with, or result in a default under, or give any Person the right to declare a default or exercise any remedy under, to accelerate the maturity or performance of, or to cancel, terminate or modify any material contract to which the Company is subject, except for any of the foregoing as would not, individually or in the aggregate, materially impair, materially impact or delay the ability of the Company to consummate the transactions contemplated hereby.
(f)
When issued and delivered in accordance with this Agreement, each Common Unit will be duly authorized, validly issued, fully paid and nonassessable and will be free and clear of any and all liens and encumbrances (other than liens and encumbrances created by the LLC Agreement or restrictions imposed on transfer under applicable federal and state securities Laws and regulations), and assuming the Parent has the requisite power and authority to be the lawful owner of the Common Units, when issued and delivered in accordance with this Agreement, the Parent will acquire good and valid title, free and clear of any and all liens and encumbrances (other than the liens and encumbrances created by the LLC Agreement or restrictions imposed on transfer under applicable federal and state securities Laws and regulations) to the Common Units issued to the Parent hereunder.
Section 3.
Representations and Warranties of the Parent
(g)
The Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Parent has all requisite corporate power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The execution, delivery and performance of this Agreement by the Parent has been duly and validly approved by all requisite corporate action, and no other corporate act or proceeding on the part of the Parent is necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Parent and constitutes a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.
(h)
Neither the execution and delivery of this Agreement nor the receipt of the Common Units will (i) contravene, conflict with, or result in a violation or default under any provision of the organizational documents of the Parent, (ii) contravene, conflict with, or result in a violation of or default under any Law to which the Parent may be subject or (iii) violate or conflict with, or result in a default under, or give any Person the right to declare a default or exercise any remedy under, to accelerate the maturity or performance of, or to cancel, terminate or modify any material contract to which the Parent is subject, except for any of the foregoing as would not, individually or in the aggregate, materially impair, materially impact or delay the ability of the Parent to consummate the transactions contemplated hereby.
Section 4.
Tax Treatment. The parties agree that the Parent Contribution in exchange for the Common Units is intended to qualify as a tax-deferred capital contribution described in Section 721(a) of the Code. The parties shall prepare and file (and shall cause their affiliates to prepare and file) all federal and applicable state and local income tax returns in a manner consistent with such intended tax treatment, except as otherwise required by a “final determination” within the meaning of Section 1313(a) of the Code.
Section 5.
Miscellaneous.
(i)
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(j)
Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
(k)
Amendments. This Agreement may be amended only upon the written consent of all of the parties hereto.
(l)
Counterparts; Electronic Delivery. This Agreement may be executed simultaneously in two or more counterparts (each of which may be transmitted electronically in PDF or similar format), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

(m)
Descriptive Headings; Interpretation. Section headings used in this Agreement are for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, such agreement. The use of the word “including” or any variation or derivative thereof in this Agreement is by way of example rather than by limitation.
(n)
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any rules, principles or provisions of choice of law or conflict of laws.
(o)
Further Assurances. Each party hereto shall execute and deliver all such further and additional instruments and agreements and shall take such further and additional actions, as may be reasonably necessary or desirable to evidence or carry out the provisions of this Agreement or to consummate the transactions contemplated hereby.
(p)
Entire Agreement. This Agreement and the other documents referred to herein contain the entire agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

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Execution Version

IN WITNESS WHEREOF, the parties hereto have caused this Contribution Agreement to be duly executed and delivered as of the Effective Date.

COMPANY:

CONTEXTLOGIC HOLDINGS, LLC

By: /s/ Rishi Bajaj_____________________

Name: Rishi Bajaj

Title: Authorized Signatory

PARENT:

CONTEXTLOGIC INC.

By: /s/ Rishi Bajaj_____________________

Name: Rishi Bajaj

Title: Chief Executive Officer